UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 22, 2010

First Busey Corporation
(Exact name of registrant as specified in its charter)

Nevada	0-15959	37-1078406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 W. University Ave.
Champaign, Illinois  61820
(Address of principal executive offices) (Zip code)

(217) 365-4516
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement.

On January 22, 2010, First Busey Corporation (the “Company”) and JPMorgan Chase Bank, N.A. (“JPMorgan”) entered into that certain Amendment to Credit Agreement, dated as of September 30, 2009 (the “Amendment”), amending that certain Amended and Restated Credit Agreement, dated as of May 31, 2009 (the “Credit Agreement”).  Pursuant to the Amendment, the Company and JPMorgan made certain changes to the financial covenants contained in the Credit Agreement.  Additionally, in the Amendment, JPMorgan formally waived the Company’s failure to comply with certain of the financial covenants contained in the Credit Agreement as of September 30, 2009.  In relation to the Credit Agreement, the Company and the JPMorgan also entered into Continuing Pledge Agreement, dated as of January 4, 2010 (the “Continuing Pledge Agreement”).  The Continuing Pledge Agreement represents an amendment and restatement of that certain Continuing Pledge Agreement dated January 23, 2007 between the parties.

A copy of the Amendment is attached as Exhibit 99.1 to this report.  A copy of the Continuing Pledge Agreement is attached as Exhibit 99.2 to this report.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

99.1         Amendment to Credit Agreement, dated as of September 30, 2009, between JPMorgan Chase Bank, N.A. and the Company

99.2         Continuing Pledge Agreement, dated as of January 4, 2010, by the Company to JPMorgan Chase Bank, N.A.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2010	FIRST BUSEY CORPORATION

	By:	/s/ Barbara J. Harrington
	Name:	Barbara J. Harrington
	Title:	Chief Financial Officer